UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 21, 2018

Matador Resources Company

(Exact name of registrant as specified in its charter)

Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 371-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 7, 2018, Matador Resources Company (the “Company”) and certain of its subsidiaries (the “Guarantors”) entered into a purchase agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell $750,000,000 in aggregate principal amount of the Company’s 5.875% Senior Notes due 2026 (the “Notes”). On August 21, 2018, the Company received net proceeds from the issuance and sale of the Notes of $740,000,000, after deducting the Initial Purchasers’ discounts and estimated offering expenses.

Indenture

On August 21, 2018, the Company entered into an Indenture (the “Indenture”) among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, governing the terms of the Notes.

Interest and Maturity

The Notes will mature on September 15, 2026, and interest is payable on the Notes semiannually in arrears on each March 15 and September 15. The first interest payment date for the Notes will be March 15, 2019. The Notes are guaranteed on a senior unsecured basis by the Guarantors.

Optional Redemption

At any time prior to September 15, 2021, the Company may redeem up to 35% in aggregate principal amount of Notes at a redemption price of 105.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, in an amount not greater than the net proceeds of certain equity offerings so long as the redemption occurs within 180 days of completing such equity offering and at least 65% of the aggregate principal amount of the Notes remains outstanding after such redemption.

In addition, at any time prior to September 15, 2021, the Company may redeem all or part of the Notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium and accrued and unpaid interest. On and after September 15, 2021, the Company may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to (i) 104.406% for the twelve-month period beginning on September 15, 2021; (ii) 102.938% for the twelve-month period beginning on September 15, 2022; (iii) 101.469% for the twelve-month period beginning on September 15, 2023; and (iv) 100.000% on September 15, 2024 and at any time thereafter, plus accrued and unpaid interest to the applicable redemption date.

Change of Control

Upon the occurrence of a Change of Control (as defined in the Indenture), unless the Company has exercised its optional redemption right in respect of the Notes, the holders of the Notes will have the right to require the Company to repurchase all or a portion of the Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest to the date of purchase.

Certain Covenants

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) incur or guarantee additional debt or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire its capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make certain investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from its Restricted Subsidiaries (as defined in the Indenture) to the Company; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) enter into transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. At any time when the Notes are rated investment grade by both Moody’s Investors Service, Inc. and S&P Global Ratings, many of these covenants will terminate.

Events of Default

The Indenture provides that each of the following is an Event of Default:

•	default for 30 days in the payment when due of interest on the Notes;

•	default in the payment when due of the principal of, or premium, if any, on the Notes;

•

failure by the Company to comply with its obligations to offer to purchase or purchase notes when required pursuant to the change of control or asset sale provisions of the Indenture or its failure to comply with the covenant relating to merger, consolidation or sale of assets;

•	failure by the Company for 180 days after notice to comply with its reporting obligations under the Indenture;

•	failure by the Company for 60 days after notice to comply with any of the other agreements in the Indenture;

•	payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries in the aggregate principal amount of $50.0 million or more;

•	failure by the Company or any Restricted Subsidiary to pay certain final judgments aggregating in excess of $50.0 million within 60 days;

•	any subsidiary guarantee by a Guarantor ceases to be in full force and effect, is declared null and void in a judicial proceeding or is denied or disaffirmed by its maker; and

•

certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a significant subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a significant subsidiary.

Registration Rights Agreement

On August 21, 2018, in connection with the issuance and sale of the Notes, the Company, the Guarantors and Merrill Lynch entered into a registration rights agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the SEC with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act of 1933, as amended (the “Securities Act”). Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Company and the Guarantors have agreed to file a shelf registration statement with respect to the Notes. The Company and the Guarantors are required to pay additional interest on the Notes if they fail to comply with their obligations to consummate the offer to exchange within 365 days of August 21, 2018.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Indenture and Registration Rights Agreement, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report.

Item 7.01	Regulation FD Disclosure.

On August 21, 2018, the Company issued a press release announcing the closing of the offering of the Notes. A copy of such press release is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of August 21, 2018, by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement, dated as of August 21, 2018, by and among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein.

99.1	Notes Offering Closing Press Release, dated August 21, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: August 21, 2018	By:	/s/ Craig N. Adams
	Name:	Craig N. Adams
	Title:	Executive Vice President